Exhibit 99.1
PRESS RELEASE
XO Holdings Reports Second Quarter 2007 Financial Results
•	Total Sequential Revenue Grew 1% to $352.9 Million

•	Data and IP Services Revenue Up 18%, Core Services Revenue Up 5% Compared to Same Period Last Year

•	Total Sales Bookings Up 12% Compared to Same Period Last Year

•	Strong Demand for High-Capacity Inter-City Network Transport Services with Number of Orders Up 483% Compared to Same Period Last Year

•	Continued Network Investments with Recently Announced 800/Gbps Capacity Upgrade to Meet Current and Future Customer Demand for High-Capacity Services

•	Nextlink Expansion to 37 Operating Markets, Creating Nation’s Largest Broadband Fixed Wireless Access Network
RESTON, VA — August 9, 2007 — XO Holdings, Inc. (OTCBB: XOHO.OB) today reported its second quarter 2007 financial and operational results. For the second quarter of 2007, XO Holdings, Inc. (XOH) reported revenue of $352.9 million, $21.8 million of adjusted EBITDA and a net loss of $36.8 million. XOH operates two business segments, XO Communications, LLC (XOC), its nationwide wireline telecommunications business, and Nextlink Wireless, Inc. (Nextlink), its wireless business.
“Overall sales performance in the second quarter was our best in two years, and our strategic network, customer and service initiatives are delivering improved margins and revenue growth in IP-based services for enterprises and wholesale services for carriers and service providers,” said Carl Grivner, XO Holdings’ chief executive officer.
“Revenue from XOptions Flex, our flagship VoIP offering for small and medium-sized businesses, grew for the seventh consecutive quarter. We are also seeing revenue growth for our enterprise-class data and IP services. Our network investments have positioned XO Communications as a new, major player in the long haul network services market with sales orders for these services up significantly. And we have further expanded our broadband wireless capabilities, with Nextlink operating the nation’s largest broadband fixed wireless network.”
“We have good momentum heading into the second half of the year, and our unique combination of metro and nationwide fiber networks and broadband wireless assets positions us well for the long term,” Grivner said.

Service Revenue

	Q2	Q1	Q2	% Change	% Change
(dollars in millions)	2007	2007	2006	Sequential	Year-over-Year
Data and IP Services(a)	$125.7	$119.1	$106.6	6%	18%
Integrated/Voice Services(b)	80.6	79.6	89.8	1%	(10%)
Total Core Services	206.3	198.7	196.4	4%	5%
Other Services(c)	146.6	149.8	157.9	(2%)	(7%)
Total Revenue	$352.9	$348.5	$354.3	1%	(<1%)

(a)	Data and IP Services, which are a subset of Core Services, are defined as Collocation, Dedicated Internet Access, Ethernet, MTNS, Private Line, VPN, Carrier VoIP and Commercial VoIP.

(b)	Integrated/Voice Services, which are a subset of Core Services, are defined as integrated services and carrier voice services.

(c)	Other Services are defined as all small business services, sub- T1 (i.e. dial, DSL), web hosting, interactive voice response and XO One services.
Second Quarter 2007 Financial Results

	Q2	Q1	Q2	% Change	% Change
(dollars in millions)	2007	2007	2006	Sequential	Year-over-Year
Revenue
XOC	$352.8	$348.5	$354.2	1%	(<1%)
Nextlink	$0.3	$0.2	$0.1	50%	200%
Eliminations	$(0.2)	$(0.2)	-
XOH	$352.9	$348.5	$354.3	1%	(<1%)
Gross Margin(1)
XOC	$202.5	$212.2	$201.1	(5%)	<1%
Nextlink	$0.2	$0.1	$0.1	100%	100%
XOH	$202.7	$212.3	$201.2	(5%)	<1%
Adjusted EBITDA(2)
XOC	$24.2	$39.7	$22.4	(39%)	8%
Nextlink	$(2.4)	$(2.5)	$(2.1)	4%	(14%)
XOH	$21.8	$37.2	$20.3	(41%)	7%
Net Loss
XOH	$(36.4)	$(20.6)	$(36.1)	77%	<1%
Capital Expenditures
XOC	$65.8	$40.8	$26.5	61%	148%
Nextlink	$2.5	$0.3	$0.3	733%	733%
XOH	$68.3	$41.1	$26.8	66%	155%

(1)	Gross Margin is a Non-GAAP financial measure. See the discussion below entitled “Non-GAAP Financial Measures.”

(2)	Adjusted EBITDA is a Non-GAAP financial measure. See the discussion below entitled “Non-GAAP Financial Measures.”
XO Communications Highlights
•	Data and IP Services revenue grew 18% compared to same period last year and 6% compared to previous quarter.
•	Number of sales orders for high-capacity inter-city network transport services increased 483% compared to same period last year.
•	Revenue from XOptions Flex, the Company’s flagship business VoIP service, grew 131% to $18 million compared with $7.8 million in the same period last year. Surpassed 10,000 XOptions Flex customers in the second quarter 2007.
•	Revenue from the Company’s carrier VoIP services, which include VoIP Origination and VoIP Termination, grew 4% to $7.5 million compared to $7.2 million in the same period last year.
•	Wholesale network transport business signed with 65 new carrier, content provider and Internet-centric customers in the second quarter 2007. Announced agreements to provide wholesale network services to China Netcom USA, GameRail, NTT America and PCCW Global.
•	Continued investments in nationwide network and expanding capacity to an additional 800 Gbps on major coast-to-coast network routes.
•	Continued to expand metro Ethernet services footprint through the deployment of Ethernet over copper technology and by leveraging Nextlink broadband wireless capabilities. Signed agreement with Hatteras Networks for deployment of Ethernet over copper technology in 60 major metropolitan markets.

Nextlink Highlights
•	Recently announced expansion to 37 markets.
•	XO Communications actively selling Nextlink broadband wireless access services in 36 markets.
•	Expanded channel partner program to more than 10 regional and nationwide resellers, including XO Communications.
About XO Holdings
XO Holdings, Inc. (OTCBB: XOHO.OB) is the holding company of XO Communications, LLC (XOC) and Nextlink Wireless, Inc. (Nextlink).
XO Communications is a leading provider of 21st century communications services for businesses and communications services providers, including 40 percent of the Fortune 1000 and leading cable companies, carriers, content providers, and mobile operators. Utilizing its unique and powerful nationwide IP network and extensive local metro networks and broadband wireless facilities, XO Communications offers customers a broad range of managed voice, data and IP services in 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Nextlink provides broadband wireless services to wireless and wireline communications service providers, businesses and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade wireless access solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For additional information, visit www.nextlink.com.
XO, XOptions, XOptions Flex and all related marks are either registered trademarks or trademarks of XOC in the United States and/or other countries. Nextlink is a registered trademark of Nextlink Wireless, Inc. in the United States and/or other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing the benefit from new initiatives and enhancements to the enterprise and carrier markets, our ability to continue our growth in data and IP services, our ability to expand our market through VoIP and private networking initiatives, the demand for XOC’s core communications services, Nextlinks ability to expand sales within its wireless network, and XOC’s ability to benefit from increased network capacity and additional services from its long haul network. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Nextlink and XOC may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, our ability to generate sufficient capital or to refinance our current credit facility to execute our capital expenditure plans, as well as the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q. XOH undertakes no obligation to update any forward-looking statements.
This press release contains certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available below in the section entitled “Non-GAAP Financial Measures.”
Accompanying financial statements follow below.

XO HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except for share and per share data)

	Three Months Ended
	June 30,	June 30,
	2007	2006

	(Unaudited)	(Unaudited)
Revenue:
XOC	$352,830	$354,166
Nextlink	303	116
Eliminations	(240)	—

Total revenue	352,893	354,282
Costs and expenses:
Cost of service (exclusive of depreciation and amortization)
XOC	150,344	153,089
Nextlink	88	—
Eliminations	(240)	—

Total cost of service	150,192	153,089
Selling, operating, and general:
XOC	178,787	179,134
Nextlink	2,615	2,220

Total selling, operating, and general	181,402	181,354
Depreciation and amortization
XOC	52,428	48,635
Nextlink	95	1,662

Total depreciation and amortization	52,523	50,297
Loss from operations
XOC	(28,729)	(26,692)
Nextlink	(2,495)	(3,766)

Loss from operations	(31,224)	(30,458)
Other income	4,245	2,122
Interest expense, net	(9,191)	(7,745)

Net loss before income taxes	(36,170)	(36,081)
Income tax expense	(200)	—

Net loss	(36,370)	(36,081)
Preferred stock accretion	(3,540)	(3,374)

Net loss allocable to common shareholders	$(39,910)	$(39,455)

Net loss allocable to common shareholders per common share, basic and diluted	$(0.22)	$(0.22)

Weighted average shares, basic and diluted	182,040,420	181,947,095

Gross margin (1)	$202,701	$201,193

Adjusted EBITDA:
XOC	24,164	22,433
Nextlink	(2,400)	(2,104)

Total adjusted EBITDA (2)	$21,764	$20,329

XO HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	As of June 30,	As of March 31,
	2007	2007

Cash and cash equivalents	$111,900	$140,845
Marketable securities	1,580	2,460
Accounts receivable, net	119,888	118,703
Other current assets	33,856	31,195
Property and equipment, net	700,927	679,515
Broadband wireless licenses and other intangibles, net	53,515	58,309
Other assets	45,707	44,299

Total assets	$1,067,373	$1,075,326

Accounts payable and other current liabilities	$302,326	$288,259
Long-term debt and accrued interest payable	356,156	346,217
Other long-term liabilities	64,005	59,529
Class A convertible preferred stock	237,571	234,030
Total stockholders’ equity	107,315	147,291

Total liabilities, convertible preferred stock and stockholders’ equity	$1,067,373	$1,075,326

Non-GAAP Financial Measures
(1) We define gross margin as revenue less cost of service excluding depreciation and amortization expenses. Gross margin is a non-GAAP financial measure which we use to assess our operating performance related solely to providing telecommunications services to our customers without taking into account expenditures that are not directly related to providing such services. Gross margin is not intended to replace operating income (loss), net income (loss), cash flow or other measures of financial performance reported in accordance with U.S. generally accepted accounting principles. We believe that gross margin allows management to further assess (i) our operating performance, (ii) profitability across our customer base and (iii) trends in our competitive and regulatory environments. Additionally, we believe that gross margin is a standard measure of operating performance that is commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry. The following tables reconcile reported net loss before income taxes to gross margin, as defined above, for the respective periods presented:
XO HOLDINGS, INC.
Reconciliation of Net Loss to Gross Margin
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Net loss before income taxes	$(36,170)	$(20,334)	$(36,081)
Selling, operating and general	181,402	175,531	181,354
Depreciation and amortization	52,523	50,637	50,297
Interest income, net	(4,245)	(2,198)	(2,122)
Interest expense, net	9,191	8,635	7,745

Gross margin	$202,701	$212,271	$201,193

XOC
Reconciliation of Loss from Operations to Gross Margin
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(28,729)	$(11,335)	$(26,692)
Selling, operating and general	178,787	172,915	179,134
Depreciation and amortization	52,428	50,556	48,635

Gross margin	$202,486	$212,136	$201,077

Nextlink
Reconciliation of Loss from Operations to Gross Margin
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(2,495)	$(2,562)	$(3,766)
Selling, operating and general	2,615	2,616	2,220
Depreciation and amortization	95	81	1,662

Gross margin	$215	$135	$116

(2) Adjusted EBITDA is a non-GAAP financial measure, which we define as net income (loss) before depreciation, amortization, asset impairment charge, interest expense, interest income, investment gains or losses, income tax expense or benefit, cumulative effect of change in accounting principle and stock-based compensation. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP). Rather, adjusted EBITDA is an important measure used by management to assess operating performance of the Company and is used in our budgeting process. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Management has historically used adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our core on-going operations. Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our secured credit facility agreement. A reconciliation of net loss before income taxes to adjusted EBITDA is included below:
XO HOLDINGS, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Net loss before income taxes	$(36,170)	$(20,334)	$(36,081)
Depreciation and amortization	52,523	50,637	50,297
Interest income, net	(4,245)	(2,198)	(2,122)
Interest expense, net	9,191	8,635	7,745

EBITDA	$21,299	$36,740	$19,839

Stock-based compensation	465	506	490
Investment gain (loss), net	—	—	—

Adjusted EBITDA	$21,764	$37,246	$20,329

XOC
Reconciliation of Loss from Operations to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(28,729)	$(11,335)	$(26,692)
Depreciation and amortization	52,428	50,556	48,635

EBITDA	23,699	39,221	21,943
Stock-based compensation	465	506	490

Adjusted EBITDA	$24,164	$39,727	$22,433

Nextlink
Reconciliation of Loss from Operations to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)
Loss from operations	$(2,495)	$(2,562)	$(3,766)
Depreciation and amortization	95	81	1,662

EBITDA	(2,400)	(2,481)	(2,104)
Stock-based compensation	—	—	—

Adjusted EBITDA	$(2,400)	$(2,481)	$(2,104)

Limitations on the Use of Non-GAAP Measures
The use of gross margin and adjusted EBITDA has certain limitations. Our presentation of gross margin and adjusted EBITDA may be different from the presentation used by other companies, and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of gross margin and adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.
Gross margin and adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. Gross margin and adjusted EBITDA should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Gross margin and adjusted EBITDA reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.
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Media Contact:
Chad Couser / XO Communications
703-547-2746
chad.couser@xo.com